UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Waterway Square Place, Suite 100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 3, 2012, Newfield Exploration Company (the “Company”) announced that it had accepted for purchase and payment approximately $413 million of the $550 million aggregate principal amount of its 6 5/8% Senior Subordinated Notes due 2016 (the “2016 Notes”) representing approximately 75% of the outstanding aggregate principal amount of the 2016 Notes, that were validly tendered and not validly withdrawn prior to the consent date of the tender offer at 5:00 p.m., New York City time, on July 2, 2012, pursuant to its previously announced tender offer and consent solicitation, which commenced on June 19, 2012.

On July 3, 2012, the Company entered into the sixth supplemental indenture with U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly First Union Bank) as trustee (the “Sixth Supplemental Indenture”) to the Subordinated Indenture dated as of December 10, 2001, as supplemented with respect to the 2016 Notes by the Third Supplemental Indenture dated as of April 3, 2006 (collectively, the “Indenture”) following the receipt of the requisite consents of the holders of the 2016 Notes. The Sixth Supplemental Indenture became operative upon notification to the trustee of the purchase by the Company of a majority of the outstanding 2016 Notes pursuant to its tender offer and consent solicitation. The amendments to the Indenture contained in the Sixth Supplemental Indenture include the elimination of substantially all the restrictive covenants, certain events of default and certain other provisions with respect to the 2016 Notes. A copy of the Sixth Supplemental Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The description of the Sixth Supplemental Indenture contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On July 3, 2012, the Company issued a press release, which announced the receipt of the requisite consents with respect to its tender offer and consent solicitation for its 2016 Notes. A copy of the press release regarding this matter is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Sixth Supplemental Indenture, dated as of July 3, 2012, to the Subordinated Indenture, dated as of December 10, 2001, between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly First Union National Bank), as trustee

99.1	Press release issued by Newfield Exploration Company on July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: July 3, 2012	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description
4.1	Sixth Supplemental Indenture, dated as of July 3, 2012, to the Subordinated Indenture, dated as of December 10, 2001, between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly First Union National Bank), as trustee

99.1	Press release issued by Newfield Exploration Company on July 3, 2012